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                                                                    Exhibit 4.11

                             INTERCREDITOR AGREEMENT

            This INTERCREDITOR AGREEMENT, dated as of October 15, 2002 is entered into among General Electric Capital Corporation, as Senior Agent (as defined below), U.S. Bank TRUST National Association, as Trustee and under the Indenture (as such terms are defined below); U.S. BANK TRUST NATIONAL ASSOCIATION, as Collateral Agent under the Noteholder Security Agreement (as such terms are defined below), and the parties whose names are set forth below "Credit Parties" on the signature pages hereto (each such party being referred to as an "Obligor", and collectively, the "Obligors").

                              W I T N E S S E T H :

            WHEREAS, the Obligors, the lenders to the Senior Credit Agreement referred to below as lenders and issuing banks, and General Electric Capital Corporation, as agent for such lenders and issuing banks (in such capacity, the "Senior Agent") propose to enter into a Credit Agreement, dated as of October 15, 2002, (as such agreement may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto and any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced (including pursuant to a DIP Financing, as hereinafter defined) as any such other agreements may from time to time at the option of the parties thereto be amended, amended and restated, supplemented, renewed or otherwise modified, in each case, except as prohibited by the terms hereof, being collectively referred to herein the "Senior Credit Agreement"); and

            WHEREAS, Golfsmith International, Inc., a Delaware corporation ("Golfsmith"), the Obligors parties thereto as "Guarantors" thereunder and U.S. Bank National Association, as trustee have entered into an Indenture, dated as of October 15, 2002 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto, the "Indenture") governing the rights and duties of Golfsmith under its 8.375% Senior Secured Notes due 2009 in the original aggregate principal amount of $93,750,000 (or, if applicable its Senior Secured Notes due 2009, Series B, issued in exchange thereof, the "Notes");

            WHEREAS, Golfsmith International Holdings, Inc., Golfsmith and certain Subsidiaries of Golfsmith have entered into the Noteholder Security Agreement, which Noteholder Security Agreement shall provide for an assignment, pledge and grant or a security interest in certain collateral in favor of the Collateral Agent and for the benefit of the Noteholders, the Trustee and the Collateral Agent; and

            WHEREAS, it is a condition precedent to the effectiveness of the Senior Credit Agreement that the Senior Agent (for itself and for the benefit of the Senior Lenders), the Trustee (on behalf of itself and on behalf and for the benefit of the Noteholders), the Collateral Agent and the Obligors enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

            SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated) and capitalized terms defined in the Senior Credit Agreement used (but not
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otherwise defined) herein shall have the meanings ascribed to them in the Senior
Credit Agreement (as in effect on the date hereof) :

            "Agreement" shall mean this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Bankruptcy Code" shall mean title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

            "Business Day" shall mean any day other than Saturday, Sunday and a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the City of New York are required or authorized by law or other governmental action to close.

            "Collateral Agent" shall mean U.S. Bank Trust National Association in its capacity as collateral agent under the Indenture and any successor in such capacity.

            "Common Collateral" shall mean all of the assets of the Obligors constituting both Senior Lender Collateral and Noteholder Collateral.

            "Comparable Noteholder Collateral Document" means, in relation to any Common Collateral subject to any Senior Lender Collateral Document, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by the same Obligor, as applicable.

            "Discharge of Senior Lender Claims" shall mean, except as otherwise provided in Section 6.5, payment in full in cash of the principal of, interest and premium, if any, on all Indebtedness outstanding under the Senior Credit Agreement and all letters of credit outstanding thereunder, delivery of cash collateral in respect thereof equal to 105% of the aggregate undrawn amount of all letters of credit in compliance with the Senior Credit Agreement, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full in cash of all other Senior Lender Claims, other than those that constitute Unasserted Contingent Obligations.

            "Guarantor" means Golfsmith International Holdings, Inc., a Delaware corporation ("Holdings") and each Subsidiary of Golfsmith that is a guarantor of the Noteholder Claims.

            "Indebtedness" means, with respect to any specified Person without duplication, any indebtedness of such Person, whether or not contingent (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker's acceptances; (d) representing obligations in connection with Capital Leases; (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of any other Person secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person and, to the extent not otherwise included, the guaranty by the specified Person of the Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount (as determined in accordance with the agreements and instruments evidencing such Indebtedness); and (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other


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Indebtedness. Indebtedness of the Obligors shall not include any Indebtedness of
Golfsmith that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

            "Indenture" shall have the meaning set forth in the recitals hereto.

            "Insolvency or Liquidation Proceeding" shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance, lien or preference priority or other security agreement or other preferential arrangement whatsoever, including, without limitation, any right of setoff, any conditional sale or other title retention agreement, the interest of a lessor under a lease or any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

            "Noteholder" shall mean a holder of Noteholder Claims.

            "Noteholder Claims" shall mean all Indebtedness, Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them.

            "Noteholder Collateral" shall mean all of the assets of the Obligors whether real, personal or mixed, in which the Noteholders, the Trustee or the Collateral Agent or any of them now or hereafter holds a Lien as security for any Noteholder Claim.

            "Noteholder Collateral Documents" shall mean the Noteholder Security Agreement, the Noteholder Mortgages, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by any Obligor to secure the Noteholder Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, renewed, extended, supplemented or modified from time to time.

            "Noteholder Common Liens" shall mean Liens in Common Collateral in favor of the Collateral Agent created as collateral security for Noteholder Claims.

            "Noteholder Documents" shall mean the Indenture, the Notes, the Noteholder Collateral Documents, and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Noteholder Claims, as the same may be amended, renewed, extended, supplemented or modified from time to time.

            "Noteholder Mortgages" shall mean a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure the Noteholder Claims or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, renewed, extended, supplemented or modified.


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            "Noteholder Priority Collateral" shall mean real property, fixtures and equipment of the Obligors and proceeds thereof (other than Senior Lender PP&E Proceeds and other than any real property, fixtures or equipment that secures an obligation owed to an Obligor (excluding any obligation that is proceeds of property, fixtures or equipment that was Noteholder Priority Collateral) that constitutes Common Collateral).

            "Noteholder Priority Liens" shall mean Liens in Noteholder Priority Collateral in favor of the Collateral Agent created as collateral security for Noteholder Claims.

            "Noteholder Security Agreement" shall mean the Security Agreement, dated as of October 15, 2002, by and among certain Obligors and the Collateral Agent, as the same may be amended, renewed, extended, supplemented or modified.

            "Obligations" shall mean any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any obligation to post cash collateral in respect of letters of credit and any other obligations), or any obligation for cash management services or Hedging Obligations.

            "Person" shall mean any person, individual, sole proprietorship, partnership, joint venture, corporation, unincorporated organization, association, institution, entity or other party, including, without limitation, any government and any political subdivision, agency or instrumentality thereof.

            "Pledged Collateral" shall have the meaning set forth in the Pledge Agreements, and shall include any other tangible property in the possession of the Senior Agent (or its agents or bailees) in which a security interest is perfected by such possession.

            "Recovery" shall have the meaning set forth in Section 6.5 hereof.

            "Required Lenders" shall mean, with respect to any amendment or modification of the Senior Credit Agreement, or any termination or waiver of any provision of the Senior Credit Agreement, or any consent or departure by any Obligor therefrom, those Senior Lenders, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

            "Senior Agent" shall include, in addition to the Senior Agent referred to in the recitals hereto, the then acting collateral agent for the Senior Lenders under the Senior Lender Documents and any successor thereto exercising substantially the same rights and powers, or if there is no acting Senior Agent under the Senior Credit Agreement, the Required Lenders.

            "Senior Lender Claims" shall mean (a) the principal of all Indebtedness outstanding under one or more of the Senior Lender Documents to the extent not prohibited by the Indenture (as in effect on the date hereof), and
(b) all other Obligations not constituting principal of Indebtedness of any Obligor under the Senior Lender Documents, including, without limitation, all claims under the Senior Lender Documents for interest, fees, expense reimbursements, indemnification and other similar claims. Senior Lender Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Credit Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Senior Lender Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be


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satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding anything to the contrary contained in the first sentence of this definition, any principal Indebtedness (including reimbursement obligations for drawn or undrawn letters of credit) incurred under the Senior Credit Agreement shall constitute a "Senior Lender Claim" (whether or not such Indebtedness is at any time determined not to have been permitted to be incurred under the Indenture), to the extent, after giving effect to such incurrence, the aggregate principal amount of Indebtedness outstanding under the Senior Credit Agreement (x) does not exceed $10,000,000 (less any prior permanent reductions in the Revolving Loan Commitment) or (y) (1) exceeds $10,000,000 (less any prior permanent reductions in the Revolving Loan Commitment) and does not exceed $12,500,000 (less any prior permanent reductions in the Revolving Loan Commitment) and (2) at or about the time of such incurrence, the Senior Agent shall have received a certificate (which may be the Borrowing Certificate in respect of such incurrence) from an authorized officer of the Borrower Representative certifying that (A) such Indebtedness constitutes "Permitted Indebtedness", under and as defined in the Indenture and (B) the Borrower Representative has at or about such time delivered a copy of such certificate to the Trustee and the Collateral Agent.

            "Senior Lender Collateral" shall mean all of the assets of the Obligors in which the Senior Lenders or the Senior Agent or any of them now or hereafter holds a Lien as security for any Senior Lender Claim. The Senior Lender Collateral does not include Noteholder Priority Collateral.

            "Senior Lender Collateral Documents" shall mean each Security Agreement, each Pledge Agreement, the Blocked Account Agreements, each securities account control agreement, and each other Loan Document or other document or instrument pursuant to which a Lien is granted securing the Senior Lender Claims, as the same may be amended, renewed, extended, supplemented or modified from time to time.

            "Senior Lender Common Liens" shall mean Liens in Common Collateral in favor of the Senior Agent or Senior Lenders created as collateral security for Senior Lender Claims.

            "Senior Lender Documents" shall mean the Senior Credit Agreement, the Holdings Guaranty, the GII Guaranty, the other Guaranties and each of the other Loan Documents, the Senior Lender Collateral Documents, all documents and instruments evidencing any other obligation under the Senior Credit Agreement, and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing any Senior Lender Claims, as any such document or instrument may from time to time be amended, renewed, restated, supplemented or otherwise modified.

            "Senior Lender Lien" shall mean Liens in Common Collateral or Senior Lender Collateral in favor of the Senior Agent or Senior Lenders created as collateral security for the Senior Lender Claims.

            "Senior Lenders" shall mean the Persons holding Senior Lender Claims, including, without limitation, the Senior Agent.

            "Senior PP&E Proceeds" shall mean proceeds of Noteholder Priority Collateral consisting of real estate, fixtures and equipment of the Obligors to the extent that (i) such proceeds have been deposited in a deposit account that constitutes Common Collateral or Senior Lender Collateral, except to the extent that such proceeds are original proceeds of such real estate, fixtures or equipment, have not been transferred from such deposit account and are traceable to such real estate or equipment, (ii) such proceeds constitute proceeds of any such deposit account, (iii) such proceeds have been used to acquire Common Collateral or Senior Lender Collateral.


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            "Trustee" shall mean, at any time, the Person that is the U.S. Bank
Trust National Association, in its capacity as trustee under the Indenture, and any successor in such capacity.

            "Unasserted Contingent Obligations" shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

            "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of the State of New York, as amended.

            SECTION 2. LIEN PRIORITIES.

            2.1 Subordination.

            (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Collateral Agent, the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Senior Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law, the avoidance or setting aside of any lien on or security interest granted to the Senior Agent or Senior Lenders in the Common Collateral, or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, hereby agree that: (a) any Senior Lender Common Lien now or hereafter held by the Senior Agent or the Senior Lenders shall be senior and prior to any Noteholder Common Lien; and (b) any Noteholder Common Lien now or hereafter held by the Collateral Agent or the Noteholders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Senior Lender Common Liens. All Senior Lender Common Liens shall be and remain senior to all Noteholder Common Liens for all purposes, whether or not such Senior Lender Common Liens are subordinated to any Lien securing any other obligation of any Obligor.

            (b) Neither the Senior Agent nor any Senior Lender shall acquire any security interest in and shall have no interest in (including following avoidance of any Noteholder Priority Liens) Noteholder Priority Collateral.

            2.2 Prohibition on Contesting Liens.

            (a) The Trustee, on behalf of itself and each Noteholder, and the Collateral Agent, agree that until the Discharge of Senior Lender Claims, neither the Collateral Agent, the Trustee nor any Noteholder shall (i) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Senior Lender Liens or that would limit, invalidate, avoid or set aside any Senior Lender Lien or Senior Lender Collateral Document or subordinate any Senior Lender Lien to any Noteholder Common Lien or grant any Senior Lender Lien equal ranking to any Noteholder Common Lien; (ii) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Senior Lender Liens made by any holder of Liens in any Insolvency Liquidation Proceeding; (iii) oppose or otherwise contest any exercise by any holder of Senior Lender Liens of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Liens; or (iv) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Senior Lender Liens relating to the enforcement of any Senior Lender Lien.


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            (b) The Senior Agent, for itself and on behalf of each Senior
Lender, agrees that until the Discharge of Noteholder Claims, neither the Senior Agent nor any Senior Lender shall (i) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Noteholder Priority Liens or that would limit, invalidate, avoid or set aside any Noteholder Priority Lien or Noteholder Collateral Document or subordinate any Noteholder Lien or grant any Noteholder Priority Lien equal ranking to any Senior Lender Lien; (ii) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Noteholder Priority Liens made by any holder of Noteholder Priority Liens in any Insolvency or Liquidation Proceeding;
(iii) oppose or otherwise contest any exercise by any holder of Noteholder Priority Liens of the right to credit bid Noteholder Claims at any sale in foreclosure of Noteholder Priority Liens; or (iv) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Noteholder Priority Liens relating to the enforcement of any Noteholder Priority Lien.

            2.3 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, the parties hereto agree that each Obligor shall not grant any Lien on any of its assets (other than Noteholder Priority Collateral), in favor of the Collateral Agent, the Trustee or the Noteholders unless such Obligor, has granted a similar Lien on such assets in favor of the Senior Agent or the Senior Lenders and any property (other than Noteholder Priority Collateral) subject to any such Lien shall constitute Common Collateral.

            SECTION 3. ENFORCEMENT.

            3.1 Exercise of Remedies by Senior Agent.

            (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor,

            (i) the Collateral Agent, the Trustee and the Noteholders will not, and no Noteholder shall instruct the Collateral Agent or Trustee to, exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral, take any action to enforce, collect or realize upon any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, or contest protest or object to any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender, the exercise of any right under any control agreement in respect of a deposit account or securities entitlement constituting Common Collateral, landlord waiver or bailee's letter or similar agreement or arrangement to which the Collateral Agent, the Trustee or any Noteholder is a party, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and, without limitation, the Collateral Agent, the Trustee and the Noteholders shall not

                  (1) take possession of or control over any Common Collateral;

                  (2) exercise any collection rights in respect of any Common Collateral, exercise any voting, other incidental rights of ownership or similar rights in respect of Common Collateral consisting of equity interests, or retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor;


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                  (3) exercise any right of set-off against any property subject to any Senior Lender Lien;

                  (4) foreclose upon any Common Collateral or take or accept any transfer of title in lieu of foreclosure upon any Common Collateral;

                  (5) enforce any claim to the proceeds of insurance upon any Common Collateral;

                  (6) deliver any notice, instruction, claim or demand relating to the Common Collateral to any Person (including any securities intermediary, depositary bank, landlord or issuer of uncertificated securities) in the possession or control of any Common Collateral or acting as bailee, custodian or agent for any holder of any Senior Lender Lien in respect of any Common Collateral;

                  (7) otherwise enforce any remedy available upon default for the enforcement of any Lien upon the Common Collateral;

                  (8) deliver any notice or commence any proceeding for any of the foregoing purposes; or

                  (9) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing, and

            (ii) the Senior Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) refrain from enforcing or exercising remedies, and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Collateral Agent, the Trustee or any Noteholder, all according to the discretion and exercise of the business judgment of the Senior Agent and Senior Lenders, including, without limitation, the exclusive right to take the actions enumerated in clauses (1) through (9) of Section 3.1(a)(i). In connection therewith, each of the Noteholders, the Trustee, and the Collateral Agent waives any and all rights to affect the method or challenge the appropriateness of any action by the Senior Agent or any Senior Lender and hereby consents to the Senior Agent or any Senior Lender exercising or not exercising such rights and remedies as if no Noteholder existed, except only that the Collateral Agent, the Trustee and the Noteholders reserve all rights granted by law: to request or receive notice of any sale of Common Collateral in foreclosure of any Senior Lender Lien. In exercising rights and remedies with respect to the Common Collateral, the Senior Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

            (b) The Trustee, on behalf of itself and the Noteholders and the Collateral Agent, agree that none of them will take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral, unless and until the Discharge of Senior Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has


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occurred, the sole right of the Collateral Agent, the Trustee and the
Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

            (c) The Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, agree that none of the Collateral Agent, the Trustee or the Noteholders will take any action that would hinder any exercise of remedies undertaken by the Senior Agent under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and the Collateral Agent, for itself and the Noteholders, and the Trustee, hereby waive any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral.

            3.2 No Hindrance by the Senior Agent. The Senior Agent, on behalf of itself and the Senior Lenders, agrees that neither the Senior Agent nor any Senior Lender will take any action that would hinder any exercise of remedies undertaken by the Collateral Agent, the Trustee or any Noteholder under the Noteholder Security Agreement or any Noteholder Mortgage in respect of Noteholder Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any Noteholder Priority Collateral, whether by foreclosure or otherwise, and the Senior Agent, for itself and the Senior Lenders, hereby waives any and all rights it or the Senior Lenders may have to object to the manner in which the Collateral Agent, the Trustee or the Noteholders seek to enforce or collect the Noteholder Claims or the Noteholder Priority Liens.

            3.3 Cooperation. The Collateral Agent, on behalf of itself and the Noteholders, and the Trustee, agree that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Senior Agent upon the request thereof) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents (other than any Noteholder Property Lien) or otherwise.

            3.4 Notice by Senior Agent. The Senior Agent agrees to notify promptly the Collateral Agent and the Trustee of a Discharge of Senior Lender Claims.

            SECTION 4. PAYMENTS.

            4.1 Application of Proceeds. As long as the Discharge of Senior Lender Claims has not occurred, the cash proceeds of Common Collateral received in connection with the sale of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Senior Agent to the Senior Lender Claims in such order as specified in the Senior Credit Agreement until Discharge of Senior Lender Claims has occurred. Upon Discharge of the Senior Lender Claims, the Senior Agent shall deliver to the Collateral Agent any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct or in the case of any such proceeds in any such deposit account or securities account take such steps as may be required under the Senior Lender Documents to cause such proceeds to be transferred to the Collateral Agent, except as a court of competent jurisdiction may otherwise direct.

            4.2 Payments Over by Collateral Agent, the Trustee and Noteholders. So long as any Senior Lender Claims are outstanding, any Common Collateral or proceeds thereof received by the Collateral Agent, the Trustee or any Noteholder shall be segregated and held in trust and forthwith paid over to the Senior Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as agent for the Collateral Agent, the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable. Notwithstanding the foregoing, except for payments constituting proceeds of Common Collateral that are (1) made in breach of any provision of any Senior Lender Document to purchase, redeem, prepay or pay the principal of any Notes or to fund a legal or covenant defeasance of the Notes under Article 8 of the Indenture, unless in connection with any such payment the Collateral Agent and the Trustee received an Opinion of Counsel (as defined in the Indenture), or a certificate of the Senior Agent, that application of such payment to principal of the Notes was permitted under the Credit Agreement or (2) received by the Collateral Agent, the Trustee or any Noteholder (A) as a result of any breach of the provisions of this Agreement, (B) any time after commencement of any Insolvency or Liquidation Proceeding or (C) at any time after the Trustee and the Collateral Agent have received written notice from the Senior Agent stating that (i) the Indebtedness constituting Senior Lender Claims has become immediately due and payable (whether at maturity, by acceleration or otherwise, and all Letters of Credit are required to be cash collateralized) or (ii) the Senior Agent has become entitled to enforce any or all Senior Lender Liens by reason of default by any Obligor under the Senior Lender Documents, no payment of money made by any Obligor to the Collateral Agent, the Trustee or any Noteholder will in any event be subject to the foregoing provisions of this Section 4.2.

            4.3 Payments Over by Senior Agent and Senior Lenders. In the event that the Senior Agent or any Senior Lender receives possession of any Noteholder Priority Collateral or any proceeds thereof or has control as a secured party of any proceeds of Noteholder Priority Collateral in a deposit account or securities account, and whether or not any such Noteholder Priority Lien in such Noteholder Priority Collateral was avoided or set aside, the Senior Agent or such Senior Lender shall deliver same to the Collateral Agent or in the case of any such proceeds in any such deposit account or securities account take such steps as may be required under the Senior Lender Documents or Section 5.5(e) to cause such proceeds to be transferred to the Collateral Agent, in each case, except as a court of competent jurisdiction may otherwise direct.

            SECTION 5. OTHER AGREEMENTS.

            5.1 Releases.

            (a) If in connection with:

            (i) the exercise of the Senior Agent's remedies in respect of the Common Collateral including any sale, lease, exchange, transfer or other disposition of such Common Collateral made by the Senior Agent or any Senior Lender; or

            (ii) any sale, lease, exchange, transfer or other disposition of Common Collateral permitted under the terms of the Senior Credit Agreement (whether or not an event of default under, and as defined therein, has occurred and is continuing) and not prohibited under Section 4.16 of the Indenture (Asset Sales);

the Senior Agent, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Common Collateral and, in the case of
Section 5.1(a)(ii), the commitment under the Senior Credit Agreement is reduced by the net cash proceeds of such sale, lease, exchange, transfer or other disposition (or to $0, if the net cash proceeds exceeds the then remaining commitment) and such net cash proceeds shall have been applied to repay or collateralize any Senior Lender Claims or letters of credit issued under the Senior Credit Agreement to the extent of any principal balance (including undrawn letters of credit) outstanding and in excess of such reduced commitment, the Liens, if any, of the Collateral Agent on such

Common Collateral shall be automatically, unconditionally and simultaneously released and the Collateral Agent shall promptly shall execute and deliver to the Senior Agent or the applicable Obligor such termination statements, releases and other documents as the Senior Agent or the applicable Obligor may request to effectively confirm such release.

            (b) The Collateral Agent hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or such holder or in the Senior Agent's own name, from time to time in the Senior Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including, without limitation, any termination statements, endorsements or other instruments or transfer or release.

            5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Senior Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereof and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award in respect of the Common Collateral shall be paid to the Senior Agent for the benefit of the Senior Lenders to the extent required under the Senior Credit Agreement and thereafter to the Collateral Agent to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct; provided, however, that from and after the Commitment Termination Date, all such proceeds shall be paid to the Senior Agent for the benefit of the Senior Lenders until the Discharge of Senior Lender Claims has occurred and thereafter to the Collateral Agent for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Collateral Agent, the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in respect of the loss of any Common Collateral in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 4.2.

            5.3 Amendments to Noteholder Collateral Documents.

            (a) Without the prior written consent of the Senior Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be inconsistent with any of the terms of this Agreement or could reasonably be expected to have an adverse effect on the Senior Agent or Senior Lenders. The Trustee and the Collateral Agent agree that each Noteholder Collateral Document creating a Noteholder Common Lien shall include the following language:

            "Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent/Trustee] pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent/ Trustee] hereunder, in each case in respect of any collateral constituting Noteholder Common Collateral (as defined in the Intercreditor Agreement described below) are subject to the provisions of the Intercreditor Agreement, dated as of October 15, 2002 (as amended, modified or supplemented from time to time, the "Intercreditor

            Agreement") among General Electric Capital Corporation as Senior Agent, and U.S. Bank National Association, as Collateral Agent, U.S. Bank National Association, as Trustee, and the Obligors (as defined therein), including the grantor of security interest in this Agreement, named therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

            (b) In the event the Senior Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Lender Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lender Collateral Document or changing in any manner the rights of the Senior Agent, the Senior Lenders, the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Collateral Agent or the Trustee and without any action by the Collateral Agent or Trustee, or any Obligor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (B) notice of such amendment, waiver or consent shall have been given to the Collateral Agent, and (C) no such amendment, waiver or consent that could reasonably be expected to be adverse to the Collateral Agent or Noteholder shall apply to such Comparable Noteholder Collateral Document.

            5.4 Rights As Unsecured Creditors.

            (a) Notwithstanding anything to the contrary in this Agreement, the Collateral Agent and the Trustee may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Noteholder Documents and applicable law. In the event the Collateral Agent, the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Senior Lender Liens on the same basis as the other Noteholder Common Liens are so subordinated to such Senior Lender Liens under this Agreement. Nothing in this Agreement modifies any rights or remedies the Senior Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

            (b) Notwithstanding anything to the contrary in this Agreement, the Senior Agent and the Senior Lenders may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Senior Lender Documents and applicable law. In the event the Senior Agent or any Senior Lender becomes a judgment lien creditor in respect of Noteholder Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Noteholder Priority Liens and the Senior Agent on behalf of itself and the Senior Lenders agrees that the terms of this Agreement shall apply, mutatis mutandis, to such judgment lien as if it were the Noteholder Common Lien and the Liens of the Noteholders for Noteholder Claims were the Senior Lender Liens. Nothing in this Agreement modifies any rights or remedies the Collateral Agent or any Noteholder may have with respect to the Noteholder Priority Collateral.

            5.5 Bailee for Perfection.

            (a) The Senior Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

            (b) Until the Discharge of Senior Lender Claims has occurred, the Senior Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Lien of the Collateral Agent under the Noteholder Security Agreement did not exist. The rights of the Collateral Agent, the Noteholders and Trustee shall at all times be subject to the terms of this Agreement.

            (c) The Senior Agent shall have no obligation whatsoever to the Collateral Agent, the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the Collateral Agent for purposes of perfecting the Lien held by the Collateral Agent.

            (d) The Senior Agent shall not have by reason of the Noteholder Security Agreement or this Agreement or any other document a fiduciary relationship in respect of the Collateral Agent, the Trustee or any Noteholder.

            (e) Upon the Discharge of Senior Lender Claims, (i) the Senior Agent shall deliver to the Collateral Agent the Pledged Collateral together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and (ii) in the case of any deposit account or securities account take such steps as may be required to transfer (without recourse and without representation or warranty and at the expense of the Collateral Agent) all of its rights (as in effect immediately prior to the Discharge of Senior Lender Claims) to such deposit account or securities account to the Collateral Agent except as a court of competent jurisdiction may otherwise direct.

            5.6 Enforcement of Noteholder Priority Liens. The Collateral Agent shall give the Senior Agent at least twenty (20) Business Days prior written notice before the Collateral Agent, the Trustee or any Noteholder shall commence or seek to commence any enforcement of the Noteholder Priority Liens, and shall not prevent the Senior Agent, or its agents, employees or consultants, from access to any real property that is subject to the Noteholder Priority Lien, so long as the Senior Agent indemnifies the Collateral Agent, the Trustee and the Noteholders against any physical damages to the premises caused by the Senior Agent or its agents or employees at such premises and releases the Collateral Agent, the Trustee and the Noteholders from any liability arising from injury any agent or employee of the Senior Agent suffers at such premises. During any such twenty (20) Business Days period, the Senior Agent shall be entitled to, but shall have no obligations to cure any event of default under the Indenture that is then continuing, it being understood that such cure shall not rescind any acceleration of the Notes based on such event of default, unless the Noteholders take the requisite action in respect thereof under the Indenture.

            SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

            6.1 Financing Issues. If any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Agent shall desire to permit the use of cash collateral or to permit such Obligor to obtain financing under section 363 or section 364 of the Bankruptcy Code ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use or DIP Financing, any conditions thereto, or any other relief afforded to the Senior Agent or Senior Lender in connection therewith or to any priming of any Lien securing the DIP Financing to the Noteholder Common Lien so long as (i) the principal amount of such DIP Financing, together with the outstanding amount of principal under the Senior Credit Agreement immediately prior to the initial funding under the DIP Financing (and after giving effect to the application of proceeds of such initial funding) does not exceed $12,500,000 and (ii) in the event that any Noteholder Common Lien is primed by the DIP Financing (and all Obligations relating thereto), the Senior Lender Lien is also primed. In the event that the Senior Agent or Senior Lenders subordinate the Senior Lender Lien in connection with any such DIP Financing (and all Obligations relating thereto), the Trustee on behalf of itself and the Noteholders will subordinate the Noteholder Priority Lien and Noteholder Common Lien to such DIP Financing (and all Obligations relating thereto).

            6.2 Relief from the Automatic Stay. While any amounts are outstanding under the Senior Lender Documents or any commitment under any DIP Financing provided by any Senior Lender is in effect, the Collateral Agent on behalf of itself and the Noteholders, and the Trustee, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Senior Agent and the Requisite Lenders.

            6.3 Adequate Protection. In any Insolvency or Liquidation Proceeding the Trustee, on behalf of itself and each Noteholder, and the Collateral Agent, agree that none of them shall contest (or support any other Person contesting)
(a) any request by the Senior Agent or the Senior Lenders for any replacement lien, payment or other adequate protection or (b) any objection by the Senior Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Senior Agent or the Senior Lenders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, at no time shall the Trustee, the Collateral Agent or any Noteholder file, make or prosecute any motion for adequate protection (or any comparable request for relief) or otherwise seek adequate protection in respect of any Noteholder Common Lien.

            6.4 Voting Rights. In any Insolvency or Liquidation Proceeding, neither the Trustee, the Collateral Agent nor any Noteholder shall vote any Noteholder Claim for any plan of reorganization of any Obligor if such plan does not provide for the payment in full in cash of all Senior Lender Claims on the effective date of such plan of reorganization or otherwise provides treatment of the Senior Lender Claims in a manner approved by the Senior Agent and Required Lenders.

            6.5 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a "Recovery"), then the Senior Lender Claims shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

            6.6 Reorganization Securities. If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lender Claims and on account of Noteholder Claims, then, to the extent the debt obligations distributed on account of the Senior Lender Claims and on account of the Noteholder Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

            6.7 Expense Claims. Neither the Trustee, the Collateral Agent nor any Noteholder will assert or enforce, at any time prior to the Discharge of Senior Lender Claims, any claim under

Section 506(c) of the Bankruptcy Code senior to or on a parity with the Senior Lender Liens for costs or expenses of preserving or disposing of any Common Collateral.

            6.8 Post-Petition Claims. (a) Neither the Trustee, the Collateral Agent nor any Noteholder shall oppose or seek to challenge any claim by the Senior Agent or any Senior Lender for allowance in any Insolvency or Liquidation Proceeding of Senior Lender Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Lender Lien, without regard to the existence of the Noteholder Common Lien.

            (b) Neither the Senior Agent nor any Senior Lender shall oppose or seek to challenge any claim by the Trustee, the Collateral Agent or any Noteholder for allowance in any Insolvency or Liquidation Proceeding of Noteholder Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Noteholder Priority Lien and the Noteholder Common Lien (after taking into account the Senior Lender Liens).

            6.9 Noteholder DIP Financing. Nothing contained in this Agreement shall prevent any Noteholder from providing DIP Financing in any Insolvency or Liquidation Proceeding, provided, however, that in the event that any such DIP Financing is secured by a priming Lien under Section 364 of the Bankruptcy Code, such priming Lien will (if it primes Senior Lender Liens) also prime the Noteholder Priority Lien and Noteholder Common Lien.

            SECTION 7. RELIANCE; WAIVERS; ETC.

            7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents and the grant to the Collateral Agent on behalf of the Noteholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to Obligors (that are borrowers) shall be deemed to have been given and made in reliance upon this Agreement.

            7.2 No Warranties or Liability. The Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, acknowledge and agree that each of the Senior Agent and the Senior Lenders have made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit to the Obligors (that are borrowers) in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee, the Collateral Agent or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Agent nor any Senior Lender shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including, without limitation, the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

            7.3 No Waiver of Lien Priorities.

            (a) No right of the Senior Lenders, the Senior Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Senior Lender or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Lenders, or any of them, may have or be otherwise charged with.

            (b) To the fullest extent permitted by law, the Collateral Agent, the Noteholders and the Trustee agree not to assert or enforce at any time prior to the Discharge of Senior Lender Claims:

                  (1) any right of subrogation to the rights or interests of holders of Senior Lender Liens or Senior Lender Claims (or any claim or defense based upon impairment of any such right of subrogation); provided, however, that promptly following the Discharge of Senior Lender Claims, the Senior Agent and Senior Lenders shall execute and deliver to the Trustee and the Collateral Agent appropriate documents (without recourse and without representation or warranty) necessary to evidence any transfer by subrogation to the Trustee and the Collateral Agent of an interest in the Senior Lender Claims resulting from, among other things, any turnover by the Trustee, the Collateral Agent and/or the Noteholders of proceeds of Common Collateral to the Senior Agent or Senior Lenders so long as the reasonable costs and expenses incurred by the Senior Agent and Senior Lenders in connection with the preparation and delivery of such appropriate documents are paid by the Trustee, the Collateral Agent and/or the Noteholders;

                  (2) any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles; and

                  (3) any statutory right of appraisal or valuation accorded to a junior lienholder in a proceeding to foreclose a senior lien,

that otherwise may be enforceable in respect of any Noteholder Common Lien or as against any holder of Senior Lender Liens.

            (c) Without in any way limiting the generality of the foregoing, each holder of Senior Lender Claims or Senior Lender Liens may at any time and from time to time, without the consent of or notice to the Trustee or any holder of Noteholder Claims, Noteholder Priority Liens or Noteholder Common Liens without incurring any responsibility or liability to any holder of Noteholder Claims, Noteholder Priority Liens or Noteholder Common Liens and without in any manner prejudicing, affecting or impairing the ranking agreements and other obligations set forth in this Agreement:

                  (1) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount (subject to the provisions of this Agreement relating to the maximum amount of principal of Indebtedness constituting Senior Lender Claims) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                  (2) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Senior Lender Claims or any agreement, guaranty, Lien or obligation of any Obligor or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Lender Claims or Senior Lender Liens or any such agreement, guaranty, lien or obligation;

                  (3) increase or reduce the amount of any Senior Lender Claims (subject to the provisions of this Agreement relating to the maximum amount of principal of Indebtedness constituting Senior Lender Claims) or the interest, premium, fees or other amounts payable in respect thereof;

                  (4) release or discharge any Senior Lender Claims or any guaranty thereof or any agreement or obligation of any Obligor or any other person or entity with respect thereto;

                  (5) take or fail to take any Senior Lender Lien or any other collateral security for any Senior Lender Claims or take or fail to take any action which may be necessary or appropriate to ensure that any Senior Lender Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Senior Lender Claim or any other obligation secured thereby;

                  (6) release, discharge or permit the lapse of any or all Senior Lender Liens or any other Liens upon any property at any time securing any Senior Lender Claims;

                  (7) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against any Obligor or any collateral security or any other person, entity or property in respect of any Senior Lender Claims or any Senior Lender Lien or other Lien securing any Senior Lender Claims or any right or power under this Agreement, and apply any payment or proceeds of collateral in any order of application; or

                  (8) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Senior Lender Lien or any other Lien securing any Senior Lender Claims.

            (d) To the maximum extent permitted by law, the Trustee, on behalf of itself and each of the Noteholders, and the Collateral Agent, waive any claim it may have against the Senior Agent or any Senior Lender with respect to or arising out of any action or failure to act or any error (whether constituting negligence or gross negligence but excluding errors due to willful misconduct or breach of this Agreement) on the part of the Senior Agent or any Senior Lender or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Senior Lender Liens or the Senior Lender Claims or under the Senior Lender Documents or any transaction relating to the Common Collateral. Neither the Senior Agent nor any Senior Lender nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Common Collateral or for any delay in doing so, except to the extent arising out of the breach of this agreement by, or the willful misconduct of, the Senior Agent or any Senior Lender or any of their respective directors, officers, employees or agents, and will be under no obligation to sell or otherwise dispose of any Common Collateral upon the request of any Obligor or upon the request of any holder of Noteholder Claims, Noteholder Priority Liens or Noteholder Common Liens or any other Person or to take any other action whatsoever with regard to the Common Collateral or any part thereof. The Trustee, on behalf of itself and the Noteholders, agrees that the Senior Lenders and the Senior Agent have no duty to them in respect of the maintenance or preservation of the Senior Lender Collateral, the Senior Lender Claims or otherwise.

            (e) The Senior Lenders, on the one hand, and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Obligors and all other circumstances bearing upon the risk of nonpayment of the Senior Lender Claims or Noteholder Claims. The Senior Lenders and the Senior Agent shall have no duty to advise the Collateral Agent, the Trustee or any Noteholder of information regarding such condition or circumstances or as to any other matter. If any Senior Lender or the Senior Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information, it shall have no duty to supply any such information on any other occasion.

            (f) None of the Senior Agent or any Senior Lender will have any duty, express or implied, fiduciary or otherwise, to Noteholder, the Collateral Agent or to the Trustee except for the contractual obligations hereunder.

            7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the Senior Lenders and the Collateral Agent, the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents or any setting aside or avoidance of any Senior Lender Lien or Noteholder Priority Lien;

            (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof (to the extent not prohibited by the Indenture as in effect on the date hereof), whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

            (c) any exchange of any security interest in any Common Collateral, Noteholder Priority Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

            (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

            (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Lender Claims, or of the Trustee, the Collateral Agent, any Noteholder, the Senior Agent or any Senior Lender in respect of this Agreement.

            SECTION 8. MISCELLANEOUS.

            8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

            8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower constituting Senior Lender Claims on the faith hereof. The Collateral Agent, on behalf of itself and the Noteholders, and the Trustee, hereby waive any right any of them may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

            8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee, the Collateral Agent or the Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party to be charged or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. No Obligor shall have any right to amend, modify or waive any provision of this Agreement without the consent of the Trustee, the Collateral Agent and the Senior Agent, nor shall any consent or signed writing be required of any of them to effect any amendment, modification or waiver of any provision of this Agreement, except that no amendment, modification or waiver affecting any obligation of any Obligor hereunder shall be made without the consent of such Obligor.

            8.4 Representations.

            (a) Each of the Trustee and the Collateral Agent represents and warrants to the Senior Agent and the Senior Lenders that it has all requisite corporate power and authority to enter into this Agreement, is authorized to do so, has duly executed and delivered this Agreement by a duly authorized officer and its execution and deliver of this Agreement binds the Trustee and the Collateral Agent, respectively, and each present and future Noteholder.

            (b) The Senior Agent represents and warrants to the Trustee and the Noteholders that it has all requisite corporate power and authority to enter into this Agreement, is authorized to do so under the Senior Credit Agreement, has duly executed and delivered this Agreement by a duly authorized signatory and its execution and deliver of this Agreement binds the Senior Agent, and each present and future Senior Lender.

            8.5 Successor Collateral Agent.

            (a) Each successor Collateral Agent and Trustee under the Indenture shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Collateral Agent or Trustee shall be effective until the successor Collateral Agent or Trustee, as the case may be, shall have executed and delivered a counterpart of this Agreement.

            (b) Each successor Senior Agent under the Senior Credit Agreement shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Senior Agent shall be effective until the successor Senior Agent shall have executed and delivered a counterpart of this Agreement.

            8.6 Application of Payments. All payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate. The Collateral Agent, on behalf of itself and the Noteholders, and the Trustee, assent to any extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

            8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in Borough of Manhattan, City of New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR LENDER

DOCUMENT OR NOTEHOLDER DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

            8.8 Notices. All notices to the Collateral Agent, the Trustee and the Senior Lenders permitted or required under this Agreement may be sent to the Collateral Agent, the Trustee and the Senior Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. registered or certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

            8.9 Further Assurances.

            (a) The Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, agree that each of them shall take such further action and shall execute and deliver to the Senior Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

            (b) The Senior Agent, on behalf of itself and the Senior Lenders, agrees that it shall take such further action and shall execute and deliver to the Collateral Agent and the Trustee such additional documents and instruments (in recordable form, if requested) as the Collateral Agent or the Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

            8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

            8.11 Binding on Successors and Assigns No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Senior Agent, the Senior Lenders, the Collateral Agent, Trustee, the Noteholders and their respective successors and assigns. No other Person, shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns, provided, however, that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement.

            8.12 Specific Performance. The Senior Agent may demand specific performance of this Agreement. The Collateral Agent, on behalf of itself and the Noteholders and the Trustee, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent.

            8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding" and the word "through" means "to and including".

            8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

            8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

            8.16 Credit Agreement. On behalf of itself and the Noteholders, the Trustee agrees and acknowledges that the Senior Credit Agreement is the "Credit Agreement" as such term is defined in the Indenture.

            8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency or Liquidation Proceeding.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     Senior Agent:

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as Senior Agent

                                     By:       /s/  LAURENT PARIS
                                        ----------------------------------------
                                         Name: Laurent Paris
                                         Title: Vice President and Duly
                                                Authorized Signatory

                                     Address:

                                     335 Madison Avenue
                                     New York, New York 10017
                                     Attention:  Golfsmith - Account Officer
                                     Telecopy no.:  (212) 983-8767

                                     Collateral Agent:

                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Collateral Agent

                                     By:       /s/  BARBARA A. NASTRO
                                        ---------------------------------------
                                         Name: Barbara A. Nastro
                                         Title: Vice President

                                     Address:

                                     180 East Fifth Street
                                     St. Paul, Minnesota  55101
                                     Attention:
                                     Telecopy no.: (651) 244-0711

              SIGNATURE PAGE TO GOLFSMITH INTERCREDITOR AGREEMENT

                                     Trustee:

                                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Trustee

                                     By:       /s/  BARBARA A. NASTRO
                                        ----------------------------------------
                                         Name: Barbara A. Nastro
                                         Title: Vice President

                                     Address:

                                     180 East Fifth Street
                                     St. Paul, Minnesota  55101
                                     Attention:
                                     Telecopy no.: (651) 244-0711


                                     Credit Parties:

                                     Address for all Credit Parties:
                                           c/o Golfsmith International, Inc.
                                           11000 North IH-35
                                           Austin, Texas 78753
                                           Attn: Virginia Bunte

                                     With a copy to:
                                           First Atlantic Capital, Ltd.
                                           135 East 57th Street
                                           New York, New York 10022
                                           Attn: Noel Wilens
                                           Fax: (214) 207-8842


                                     GOLFSMITH INTERNATIONAL, L.P.
                                     By Golfsmith GP, L.L.C., as General Partner
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President


              SIGNATURE PAGE TO GOLFSMITH INTERCREDITOR AGREEMENT

                                     GOLFSMITH NU, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH USA, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH INTERNATIONAL, INC.

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH GP HOLDINGS, INC.

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President


              SIGNATURE PAGE TO GOLFSMITH INTERCREDITOR AGREEMENT

                                     GOLFSMITH HOLDINGS, L.P.
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH GP, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH DELAWARE, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH CANADA, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President

                                     GOLFSMITH EUROPE, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President


              SIGNATURE PAGE TO GOLFSMITH INTERCREDITOR AGREEMENT

                                     GOLFSMITH LICENSING, L.L.C.
                                     By Golfsmith Holdings, L.P., as Sole Member
                                     By Golfsmith GP Holdings, Inc., as General
                                        Partner

                                     By        /s/  NOEL E. WILENS
                                        ----------------------------------------
                                           Noel E. Wilens
                                           Vice President


              SIGNATURE PAGE TO GOLFSMITH INTERCREDITOR AGREEMENT